Exhibit 10.8(d)

                           NOTE MODIFICATION AGREEMENT

      This Agreement, made as of the 11th day of May, 2005, between Linea Aqua, LLC, having an office at 80 Barlow Drive, Brooklyn, New York 11234 (the "Borrower") and Lorcom Technologies, Inc. (the "Lender").

      PRELIMINARY STATEMENTS. (1) The Lender has made a loan to the Borrower evidenced by the Borrower's Promissory Note dated November 29, 2004, in the principal amount of $300,000 (the "Note").

      2. The current outstanding principal balance of the Note is $300,000 (the "Principal Balance") together with outstanding interest thereon in accordance with the terms of the Note.

      3. The Borrower and the lender desire to modify the repayment terms of the Note to provide for the payment of a portion of the Principal Balance of the Note with each of the next two (2) successive installment payments.

      NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Borrower and the Lender hereby agree as follows:

      Section 1.(a) The first paragraph of the Note is hereby amended to read in its entirety as follows:

            FOR VALUE RECEIVED, Linea Aqua, LLC, a limited liability company, having an address at c/o 80 Barlow Drive, Brooklyn, NY 11234 ("Maker"), hereby covenants and promises to pay to Lorcom, Inc., a Delaware corporation, having an address at 8517 Fourth Avenue, 2nd Floor, Brooklyn, NY 11209 ("Payee"), or order, at Payee's address first above written or at such other address as Payee may designate in writing, Five Hundred Thousand Dollars ($500,000.00), lawful money of the United States of America, together with interest thereon computed from the date hereof at the rate of 8.5 percent per annum, on an actual day/360 day basis (i.e., interest for each day during which any of the principal indebtedness is outstanding shall be computed at the aforesaid rate divided by 360), which principal and interest shall be payable, interest only at the aforesaid rate in six month annual installments commencing on the first day of March 2005, and continuing on the first day of each succeeding September and March, until October 30, 2006, on which date all outstanding principal and accrued interest shall be due and payable; PROVIDED, HOWEVER, that, notwithstanding the foregoing, on each of the installment payment dates occurring on September 1, 2005 and March 1, 2006, Maker shall pay Fifty Thousand Dollars ($50,000) in principal to Payee, in addition to the interest payments due on such dates.
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      SECTION 2. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants (i) that the Note and this Agreement are the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms; (ii) that the amount of the Principal Balance is $300,000; (iii) that there are no offsets or defenses to the Principal Balance, the Note or this Agreement; (iv) that Borrower is a limited liability company duly organized, validly existing and in good standing, and has all requisite corporate power and authority to carry on its business, and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties; and (v) all corporate action on the part of the Borrower has been taken by its officers, directors, members and/or managers necessary for the authorization, execution and delivery of this Agreement and the performance of the Borrower's obligations hereunder.

      SECTION 3. FURTHER ACTIONS. Borrower hereby agrees to cooperate with Lender in the taking of such additional actions and the execution of such additional documents, including any Uniform Commercial Code filings, as Lender may request.

      SECTION 4. NEW YORK LAW. This Agreement shall be governed by the laws of the State of New York without regard to its conflict of laws principles.

      SECTION 5. RATIFICATION. Except as expressly modified and amended hereby all of the other terms, provisions and conditions of the Note shall remain unmodified and in full force and effect and shall be and hereby are in all respects ratified, continued and approved.

      IN WITNESS WHEREOF, this Agreement has been executed and delivered by the duly authorized officers of the Borrower and the Lender as of the day and year first above written.

LINEA AQUA, LLC                           LORCOM TECHNOLOGIES, INC.


By: /s/ Ilona Mitsel                      By: /s/ Henry Doiban
    ---------------------------------         ---------------------------------
                                                 Henry Doiban, President and
                                                 Chief Operating Officer